EXHIBIT 1.1

Hanson Building Products Limited

(a Jersey public limited company)

[•] Ordinary Shares

UNDERWRITING AGREEMENT

Dated: [•], 2014

CONFIDENTIAL

Hanson Building Products Limited

(a Jersey public limited company)

[•] Ordinary Shares

UNDERWRITING AGREEMENT

[•]

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

as Representatives of the several Underwriters

c/o                               Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
One Bryant Park
New York, New York 10036

BNP Paribas Securities Corp.
787 7th Avenue
New York, New York 10019

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

Hanson Building Products Limited, a Jersey public limited company (the “Company”), HeidelbergCement BP Limited, a private company registered in England and Wales (the “Selling Shareholder”) and HeidelbergCement AG, a German Aktiengesellschaft (the “Parent”), the parent company of the Company and the Selling Shareholder, confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 12 hereof), for whom Merrill Lynch, BNP Paribas Securities Corp. and Deutsche Bank Securities Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Selling Shareholder of [•] ordinary shares (the “Initial Securities”), nominal value $0.01 per share, of the Company (“Ordinary Shares”) and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth opposite their names in Schedule A hereto and (ii) the grant by the Selling Shareholder to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [•] additional Ordinary Shares (the “Option Securities,” and collectively with the Initial Securities, the “Securities”).

The Company, the Selling Shareholder and the Parent understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company, the Selling Shareholder, the Parent and the Underwriters agree that up to [•] shares of the Initial Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to certain persons designated by the Company (the “Invitees”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations.  The Company solely determined, without any direct or indirect participation by the Underwriters, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons) sold by the Underwriters.  To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 9:00 A.M. (New York City time) on the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-198736), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means [•:00 P./A.M.], New York City time, on [•], 2014 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the

Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Separation Agreements” means the Separation Agreement, North American Transition Services Agreement, U.K. Transition Services Agreement, U.S. Cement Supply Agreement, U.K. Cement Supply Agreement,  Tax Receivable Agreement, Employee Matters Agreement, Shareholders Agreement, Trademark License Agreement and Aggregates Supply Agreement, in each case between and among the Company, the Parent and the other parties thereto, to be dated on or about the Closing Time, each as described under the heading “Certain Relationships and Related Party Transactions” in the General Disclosure Package and Prospectus.

“Tax” means any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, imposed by any jurisdiction or political subdivision thereof or taxing authority thereof or therein and all interest, penalties or similar liabilities with respect thereto.

“VAT” means (a) within the European Union, such taxation as may be levied in accordance with (but subject to derogation from) the Directive of the Council of the European Union on the common system of value added tax (2006/112/EEC); and (b) outside the European Union, any other taxation substantially similar to the common system of value added tax referred to in clause (a) of this definition.

SECTION 1.                            Representations and Warranties.

(a)                     Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i)                                     Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)                                  Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting— Electronic Distribution” in each case contained in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Underwriter Information”).

(iii)                               Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(iv)                              Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v)                                 Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Accounting Oversight Board.

(vi)                              Financial Statements; Non-GAAP Financial Measures. The combined financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(vii)                           No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii)                        Good Standing of the Company. The Company has been duly organized and is validly existing as a public limited company in good standing under the laws of Jersey and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and each of the Separation Agreements; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ix)                              Good Standing of Subsidiaries. Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) and [•] of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company on the Closing Date will be (A) the subsidiaries listed on Exhibit 21 to the Registration Statement and (B) such other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(x)                                 Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company, including the Securities, have been duly authorized and validly issued and are fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder. None of the outstanding shares of capital stock of the Company, including the Securities, were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xi)                              Authorization of Agreement and the Separation Agreements. This Agreement has been duly authorized, executed and delivered by the Company. Each Separation Agreement has been duly authorized, and when executed and delivered by the Company and, assuming due authorization, execution and delivery by each of the other parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(xii)                           Description of Securities. The Ordinary Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(xiii)                        Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(xiv)                       Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is (A) in violation of its memorandum and articles of association, charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them is bound or to which any of the properties or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in each of the Separation Agreements as described in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the memorandum and articles of association, charter, by-laws or similar organizational document of the Company or any of its Subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(xv)                          Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xvi)                       Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or any of the Separation Agreements or the performance by the Company of its obligations hereunder or thereunder, as the case may be; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xvii)                    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xviii)                 Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or any of the Separation Agreements, except (A) such as have been already obtained under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange (the “NYSE”), the rules of FINRA and from the Jersey Registrar of Companies and the Jersey Financial Services Commission and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities were offered.

(xix)                       Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xx)                          Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) where the failure to have good and marketable title would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, except as would not result in a Material Adverse Effect and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease except as would not result in a Material Adverse Effect.

(xxi)                       Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxii)                    Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxiii)                 Accounting Controls. The Company and each of its subsidiaries maintain a system of “internal control over financial reporting” (as defined under Rule 13-a15 and 15d-15 under the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”)) that have been designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purpose in accordance with GAAP, including a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remedied) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (it being understood that the Company is not required as of the date hereof to comply with Section 404 of the Sarbanes-Oxley Act).

(xxiv)                Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act which will become applicable to the Company after the effectiveness of the Registration Statement.

(xxv)                   Payment of Taxes. All material United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxvi)                Passive Foreign Investment Company Status.  The Company believes it would not have been a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended, in the 2013 tax year had it been a separate taxable entity from the Parent and will not be a PFIC in its initial year. The Company does not expect to become a PFIC in the foreseeable future.

(xxvii)             Stamp Duties. (A) No stamp, issuance, registration, capital, transfer or similar taxes or duties in relation to shares or securities including any related interest and penalties (“Transfer Taxes”) are payable by or on behalf of the Company, the Selling Shareholder, any Underwriter or initial investor in connection with (i) the execution and delivery of this Agreement, (ii) the sale and delivery of the Securities in the manner contemplated by this Agreement and the Prospectus or (iii) the sale and delivery by the Underwriters of the Securities as contemplated herein and the Prospectus; and (B) the Securities are not, and until the Closing Time will not be, registered in a register kept in the United Kingdom by or on behalf of the Company.

(xxviii)          Restrictions on Dividends. (A) All dividends and other distributions declared and payable on the share capital of the Company, now or in the future, may, under the current laws and regulations of Jersey and the United Kingdom, be paid in U.S. dollars that (subject to any applicable Sanctions (as defined below)) may be freely transferred out of Jersey and the United Kingdom; (B) all such dividends and other distributions are not or will not be, as the case may be, subject to withholding taxes under the current laws and regulations of Jersey or the United Kingdom; and (C) (subject to any applicable Sanctions), statements (A) and (B) are correct without the necessity of obtaining any consent, approval, authorization or order in Jersey or the United Kingdom.

(xxix)                Residence. The Company is, and until the Closing Time will remain, resident for tax purposes solely in the United Kingdom.

(xxx)                   Taxes Pursuant to Separation and Purchase Agreement. No tax liability that is material in the context of the offering of the Ordinary Shares will arise to the Company or any other member of any group of which the Company is a member for tax purposes as a result of the transactions effected or to be effected pursuant to the Separation Agreements (other than a UK stamp duty land tax degrouping charge not exceeding £2.6 million arising pursuant to the sale of the Securities hereunder by reference to the prior transfer of interests in UK land to Hanson Building Products Ltd).

(xxxi)                Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance (including, without limitation, under insurance policies obtained by the Parent or its subsidiaries, which policies will continue after the Closing Date pursuant to the Separation Agreements) with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that, except as would not result in a Material Adverse Effect, it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at reasonable cost.  Neither of the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxii)             Investment Company Act. The Company is not required, and upon the sale of the Securities as herein contemplated will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxiii)          Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxiv)         Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxv)            Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxvi)         OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions.

(xxxvii)            Sales of Reserved Securities.  In connection with any offer and sale of Reserved Securities outside the United States, each preliminary prospectus, the Prospectus, any prospectus wrapper and any amendment or supplement thereto, at the time it was filed, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the same is distributed.  The Company has not offered, or caused the Representatives to offer, Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products.

(xxxviii)         Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter.

(xxxix)         Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xl)                              Neither the Company nor its subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating agency” (as that term is defined in Section 3(a)(62) of the 1934 Act).

(b)                     Representations and Warranties by the Selling Shareholder and the Parent. The Selling Shareholder and the Parent, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time and as of each Date of Delivery, and agrees with each Underwriter, as follows:

(i)                                     Accurate Disclosure. Neither the General Disclosure Package nor the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such representations and warranties apply only to statements or omissions made in reliance upon and in conformity with information relating to the Parent and the Selling Shareholder furnished in writing by or on behalf of them expressly for use in the Registration Statement, the General Disclosure Package and the Prospectus (the “Parent/Selling Shareholder Information”). The Selling Shareholder is not prompted or directed to sell the Securities to be sold by the Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the General Disclosure Package or the Prospectus.

(ii)                                  Authorization of this Agreement and the Separation Agreements. This Agreement has been duly authorized, executed and delivered by the Selling Shareholder and the Parent. Each Separation Agreement has been duly authorized, and when executed and delivered by the Parent or its applicable subsidiary and, assuming due authorization, execution and delivery by each of the other parties thereto (including the Company and its subsidiaries, to the extent they are party thereto), will constitute a valid and legally binding agreement of the Parent or such subsidiary enforceable against the Parent or such subsidiary in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(iii)                               Noncontravention. The execution and delivery of this Agreement, the sale and delivery of the Securities and the consummation of the transactions contemplated herein and compliance by the Selling Shareholder and the Parent with its respective obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax lien, charge or encumbrance upon the Securities to be sold by the Selling Shareholder or any property or assets of the Selling Shareholder or the Parent pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Shareholder or the Parent is a party or by which the Selling Shareholder or the Parent may be bound, or to which any of the property or assets of the Selling Shareholder or the Parent is subject, nor will such action result in any violation of the provisions of the memorandum and articles of association, charter, by-laws or similar organizational document of the Selling Shareholder or the Parent, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholder or the Parent or any of its respective properties, in each case except for any such conflict, breach, default, creation or imposition of any tax lien, charge or encumbrance that would not impair in any material respect the ability of the Parent or the Selling Shareholder to consummate the transactions contemplated by this Agreement.

(iv)                              Valid Title. The Selling Shareholder has, and at the Closing Time and on each Date of Delivery will have, valid title to the Securities to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Shareholder or a valid security entitlement in respect of such Securities.

(v)                                 Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Securities is unnecessary because such Securities are already in possession of Cede or such nominee), registration of such Securities in the name of Cede or such other nominee (unless registration of such Securities is unnecessary because such Securities are already registered in the name of Cede or such nominee), and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(vi)                              Absence of Manipulation. The Selling Shareholder and the Parent have not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(vii)                           Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by the Selling Shareholder or the Parent of its respective obligations hereunder or under the Separation Agreements, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained under the 1933 Act, the 1933 Act Regulations, the rules of the NYSE, the rules of FINRA and from the Jersey Registrar of Companies and the Jersey Financial Services Commission.

(viii)                        No Registration or Other Similar Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Selling Shareholder and the Parent do not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

(ix)                              No Free Writing Prospectuses. The Selling Shareholder and the Parent have not prepared or had prepared on their behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and have not distributed any written materials in connection with the offer or sale of the Securities.

(x)                                 No Association with FINRA. Neither the Selling Shareholder nor the Parent, nor any of their respective affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(xi)                              Money Laundering Laws. The Selling Shareholder’s participation in the offering of the Securities as contemplated by this Agreement will not violate any Money Laundering Laws applicable to it.

(xii)                           OFAC. The Selling Shareholder is not a Person currently the subject or target of any Sanctions administered or enforced by the United States Government, including, without limitation, OFAC, UNSC, the European Union, or HMT; and the Selling Shareholder will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction contemplated hereby, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(c)          Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholder or the Parent and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Shareholder or the Parent, as applicable, to the Underwriters as to the matters covered thereby.

SECTION 2.                            Sale and Delivery to Underwriters; Closing.

(a)                     Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Selling Shareholder, at the price per share set forth in Schedule A, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 12 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)                     Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder hereby grants an option to the Underwriters, severally and not jointly, to purchase up to the full number of Option Securities, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Selling Shareholder setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)                      Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholder, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 12), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Shareholder (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholder, on each Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Shareholder.

Payment shall be made to the Selling Shareholder by wire transfer of immediately available funds to a bank account designated by the Selling Shareholder against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)                     Where the Company or, as the case may be, the Selling Shareholder is obliged to pay any fee, commission or other sum to the Representatives (on behalf of the Underwriters) or to any Underwriter or other indemnified party pursuant to this Agreement or in connection with the sale of the Securities, and any amount in respect of VAT is properly charged on such sum (for which VAT the recipient is required to account), the Company or the Selling Shareholder (whichever is required to make the payment) shall also pay to the recipient an amount equal to the VAT payable on receipt of a valid VAT invoice.

(e)                      Where, pursuant to this Agreement, a sum is paid or reimbursed to the Representatives (on behalf of the Underwriters) or to any Underwriter (for the purposes of this Section 2(e) only, each a payee), the Company or, as the case may be, the Selling Shareholder shall also pay to such payee in respect of VAT:

(i)                                     to the extent the sum represents a reimbursement of a cost, charge or expense (except where (ii) below applies), such amount as equals any VAT charged to the payee (including where an amount in respect of VAT arises under a reverse charge mechanism) in respect of that cost, charge or expense and which the payee certifies in good faith is not recoverable by the payee (or representative member of the VAT group of which the payee is a member if the payee is not the representative member) by repayment or credit, that statement to be conclusive save in the case of manifest error; and

(ii)                                  where any payment or reimbursement is in respect of or indemnification for costs, charges or expenses incurred by the payee as agent for the Company or, as the case may be, the Selling Shareholder, and except where section 47(2A) or section 47(3) of the UK Value Added Tax Act 1994 (or equivalent provisions in any other jurisdiction) applies, such amount as equals the amount included in the costs, charges and expenses in respect of VAT, provided that in such a case the payee will use reasonable endeavours to procure that the actual supplier of the goods and services which the payee received as agent issues its own VAT invoice directly to the Company or, as the case may be, the Selling Shareholder.

(f)                       All payments by the Company and the Selling Shareholder under this Agreement shall be made free and clear of and without deduction or withholding for or on account of any Tax unless such deduction or withholding is required by law.  If any amounts are required by law to be deducted or withheld in connection with any such payment, the Company and the Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(g)       Appointment of Qualified Independent Underwriter.  The Company and the Selling Shareholder(s) hereby confirm their engagement of Goldman, Sachs & Co. as, and Goldman, Sachs & Co. hereby confirms its agreement with the Company and the Selling Shareholder(s) to render services as, a “qualified independent underwriter” within the meaning of FINRA Rule 5121 (“Rule 5121”) with respect to the offering and sale of the Securities.  Goldman, Sachs & Co., solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

SECTION 3.                            Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)                     Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)                     Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities (the “Prospectus Delivery Period”), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(c)                      Delivery of Registration Statements. Upon request, the Company has furnished or will deliver to each of the Representatives and counsel for the Underwriters, without charge, one signed copy of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                     Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                      Blue Sky Qualifications. The Company will use reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)                       Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)                      Listing. The Company will use its best efforts to effect and maintain the listing of the Ordinary Shares (including the Securities) on the NYSE.

(h)                     Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company  will not, without the prior written consent of the Representatives, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) any Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (B) any Ordinary Shares issued or options to purchase Ordinary Shares granted pursuant to any employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Ordinary Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) the filing of any registration statement on Form S-8 in respect of the Company’s share option plan, (E) any securities issued in connection with the acquisition by the Company of the securities, business, property or other assets of another person or entity, or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition or (F) any securities issued in connection with joint ventures, commercial relationships or other strategic transactions; provided, that the aggregate number of Ordinary Shares issued or issuable pursuant to clauses (E) and (F) does not exceed 5% of the number of Ordinary Shares outstanding on the date the agreement for such strategic transaction is executed; provided further, that prior to any issuance in the case of clause (E) or (F), the Company shall cause each such recipient of such securities to execute and deliver to the Representatives a “lock-up” agreement substantially in the form of Exhibit C. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will issue an earnings release or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this clause (h) shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension.

(i)                         If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 7(n) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit D hereto through a major news service at least two business days before the effective date of the release or waiver.

(j)                        Reporting Requirements. The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k)                     Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives (a “Permitted Free Writing Prospectus”). The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

SECTION 4.                            Covenants of the Selling Shareholder and the Parent. The Selling Shareholder and the Parent covenant with each Underwriter as follows:

(e)                      Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Selling Shareholder and the Parent will not, without the prior written consent of the Representatives, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (whether now owned or hereafter acquired by the Selling Shareholder or the Parent with respect to which the Selling Shareholder or the Parent has or hereafter acquires the power of disposition) or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or (B) any Ordinary Shares transferred by the Selling Shareholder to the Parent or any subsidiary of the Parent who agrees to be bound by the provisions of this Section 4(a); provided, that with respect to clause (B) above, (i) such transfers are not required to be reported with the Commission on Form 4 in accordance with Section 16 of the Exchange

Act and (ii) the transferee agrees to not otherwise voluntarily effect any public filing or report regarding such transfers. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will issue an earnings release or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this clause (a) shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension.

(f)                       No Free Writing Prospectuses. Each of the Selling Shareholder and Parent agrees that it will not prepare or have prepared on its behalf or use or refer to, any “free writing prospectus” (as defined in Rule 405) relating to the Securities (other than a Permitted Free Writing Prospectus).

(g)                      Compliance with FINRA Rules.  The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement.  The Underwriters will notify the Company as to which persons will need to be so restricted.  At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time.  Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

SECTION 5.                            Payment of Expenses.

(a)                     Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the costs of negotiating, preparing, reproducing and distributing each of the Separation Agreements and executing the transactions contemplated thereby; (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters (including without limitation any local counsel) in connection therewith and in connection with the preparation of any Blue Sky Survey or World Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii)

(xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Invitees and (xii) the reimbursement of the reasonable fees and disbursements of counsel for the Underwriters and the fees and expenses of the QIU; provided, that reimbursement of documented and reasonable out-of-pocket expenses incurred by the Underwriters, including any fees and disbursements of counsel for the Underwriters pursuant to clause (v), (viii), (xi) or (xii) above, shall not exceed $1,000,000.

(b)                     Expenses of the Selling Shareholder and the Parent. The Selling Shareholder and the Parent, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement and the Separation Agreements including (i) any Transfer Taxes payable upon the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters or the initial investors and (ii) the fees and disbursements of their counsel and other advisors.

(c)                      Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 7, Section 11(a)(i) or (iii), Section 12 or Section 13 hereof, the Company and the Selling Shareholder shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters; provided, that such reimbursement shall not exceed $1,000,000.

(d)                     Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company, the Selling Shareholder and the Parent may make for the sharing of such costs and expenses.

SECTION 6.                            Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)                     It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Permitted Free Writing Prospectus (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company and the Parent in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)                     It has not and will not, without the prior written consent of the Company and the Parent, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission.

SECTION 7.                            Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholder contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries or on behalf of the Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)                     Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b)                     Opinion of U.S., UK and German Counsel for the Company, the Selling Shareholder and the Parent. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Shearman & Sterling LLP, U.S., UK and German counsel for the Company, the Selling Shareholder and the Parent, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)                      Opinion of Jersey Counsel for the Company, the Selling Shareholder and the Parent. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Mourant Ozannes, Jersey counsel for the Company, the Selling Shareholder and the Parent, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d)                     Opinion of Counsel for the Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives may require, in form and substance satisfactory to the Representatives.

(e)                      Officers’ Certificate. At the Closing Time, the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) since the respective dates as of which information is given to the Registration Statement, the General Disclosure Package or the Prospectus and since the date hereof there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(f)                       Certificate of the Selling Shareholder. At the Closing Time, the Representatives shall have received a certificate of the Selling Shareholder, dated the Closing Time, to the effect that (i) the representations and warranties of the Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) the Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(g)                      Certificate of the Parent. At the Closing Time, the Representatives shall have received a certificate of the Parent, dated the Closing Time, to the effect that (i) the representations and warranties of the Parent in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) the Parent has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(h)                     Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)                         Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j)                  Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(k)               No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(l)                   Jersey Regulatory Approval. The written consent of the Jersey Registrar of Companies to circulation of the Prospectus pursuant to the Jersey Companies (General Provisions) (Jersey) Order 2002 shall have been obtained and shall be subsisting, and the written consent of the Jersey Financial Services Commission to the issue or transfer (as applicable) of the Securities pursuant to the Jersey Control Of Borrowing (Jersey) Order 1958 shall have been obtained and shall be subsisting.

(m)           Separation Agreements. The Separation Agreements shall have been executed. The transactions and agreements contemplated by the Separation Agreements to have occurred as of the Closing Time shall have been consummated substantially in accordance with the terms of the Separation Agreements.

(n)               Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto.

(o)                     Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company, the Selling Shareholder and the Parent contained herein and the statements in any certificates furnished by the Company, any of its subsidiaries, the Selling Shareholder and the Parent hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)                                     Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 7(e) hereof remains true and correct as of such Date of Delivery.

(ii)                                  Certificate of the Selling Shareholder. A certificate, dated such Date of Delivery, of the Selling Shareholder confirming that the certificate delivered at the Closing Time pursuant to Section 7(f) remains true and correct as of such Date of Delivery.

(ii)                                  Certificate of the Parent. A certificate, dated such Date of Delivery, of the Parent confirming that the certificate delivered at the Closing Time pursuant to Section 7(g) remains true and correct as of such Date of Delivery.

(iii)                               Opinion of U.S., UK and German Counsel for the Company, the Selling Shareholder and the Parent. If requested by the Representatives, the favorable opinion of Shearman & Sterling LLP, counsel for the Company, the Selling Shareholder and the Parent, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 7(b) hereof.

(iv)                              Opinion of Jersey Counsel for the Company, the Selling Shareholder and the Parent. If requested by the Representatives, the favorable opinion of Mourant Ozannes, Jersey counsel for the Company, the Selling Shareholder and the Parent, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 7(c) hereof.

(v)                                 Opinion of Counsel for the Underwriters. If requested by the Representatives, the favorable opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 7(d) hereof.

(vi)                              Bring-down Comfort Letter. If requested by the Representatives, a letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 7(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(p)               Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(q)                     Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholder at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 5, 8, 9, 10, 17, 18 and 19 shall survive any such termination and remain in full force and effect.

SECTION 8.                            Indemnification.

(a)                     Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(e) below) any such settlement is effected with the prior written consent of the Company;

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Marketing Materials in reliance upon and in conformity with the Underwriter Information.

(b)                                 Indemnification of Underwriters by Selling Shareholder and Parent. The Selling Shareholder and the Parent agree, jointly and severally, to indemnify and hold harmless each Underwriter, its Affiliates, selling agents, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided that the Selling Shareholder and the Parent shall be liable only to the extent that such untrue statement or omission, or alleged untrue statement or omission, has been made in the Registrations Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Parent/Selling Shareholder Information; provided, further, that the aggregate liability under this subsection of the Selling Shareholder and of the Parent shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses to the Selling Shareholder from the sale of Securities sold hereunder.

(c)                                  Indemnification of Company, Directors and Officers, Selling Shareholder and Parent. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the Selling Shareholder and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Parent and each person, if any, who controls the Parent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any preliminary prospectus, the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Marketing Materials in reliance upon and in conformity with the Underwriter Information.

(d)                                 Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights or defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.   In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that, if indemnity is sought pursuant to Section 8(f), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the QIU in its capacity as a “qualified independent underwriter” and all persons, if any, who control the QIU within the meaning of Section 15 of the 1933 Act or Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the QIU, there may exist a conflict of interest between the QIU and the other indemnified parties.  Any such separate counsel for the QIU and such control persons of the QIU shall be designated in writing by the QIU.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)                                  Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) Indemnification of QIU.  In addition to and without limitation of the Company’s and the Selling Shareholder’s obligation to indemnify Goldman, Sachs & Co. as an Underwriter, the Company and the Selling Shareholder also agree, jointly and severally, to indemnify and hold harmless the QIU, its Affiliates and selling agents and each person, if any, who controls the QIU within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the QIU’s participation as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with the offering of the Securities.

(g) Indemnification for Reserved Securities.  In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by 9:00 A.M. (New York City time) on the first business day after the date of the Agreement or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities.

(h) Other Agreements. With Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company, the Selling Shareholder and the Parent with respect to indemnification.

SECTION 9.                            Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholder and the Parent, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Shareholder and the Parent, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, the Selling Shareholder and the Parent, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Shareholder, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, the Selling Shareholder and the Parent, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Parent or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholder(s) and the Underwriters agree that Goldman, Sachs & Co. will not receive any additional benefits hereunder for serving as the QIU in connection with the offering and sale of the Securities.

The Company, the Selling Shareholder, the Parent and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public and (ii) the Parent and the Selling Shareholder shall not be obligated to make contributions hereunder which in the aggregate exceed the amount for which they would have been liable pursuant to Section 8(b) had indemnification been available thereunder.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the Selling Shareholder or the Parent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, the Selling Shareholder or the Parent, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company, the Selling Shareholder and the Parent with respect to contribution.

SECTION 10.                     Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholder or the Parent submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company, the Selling Shareholder or the Parent and (ii) delivery of and payment for the Securities.

SECTION 11.                     Termination of Agreement.

(a)                     Termination. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholder, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE MKT or the NYSE or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                     Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 5, 8, 9, 10, 17, 18 and 19 shall survive such termination and remain in full force and effect.

SECTION 12.                     Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)                                     if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)                                  if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company and the Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 12.

SECTION 13.                     Default by the Selling Shareholder. If the Selling Shareholder shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell and deliver the number of Securities which the Selling Shareholder is obligated to sell hereunder, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company, terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 5, 8, 9, 10, 17, 18 and 19 shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve the Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by the Selling Shareholder as referred to in this Section 13, each of the Representatives and the Company shall have the right to postpone the Closing Time or any Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 14.                     Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730), BNP Paribas Securities Corp. at 787 7th Avenue, New York, New York 10019, attention of US Equity Capital Markets Syndicate (facsimile: (212) 841-3799), with a copy to US Equity Capital Markets Syndicate Legal (facsimile: (212) 841-3561) and Deutsche Bank Securities Inc. at 60 Wall Street, 2nd Floor, New York, New York 10005, attention of Equity Capital Markets— Syndicate Desk (facsimile: (212) 797-9344), with a copy to Deutsche Bank Securities Inc. at 60 Wall Street, 36th Floor, New York, New York 10005, attention of General Counsel (facsimile: (212) 797-4564); notices to the Company shall be directed to it at [•], attention of [•]; notices to the Selling Shareholder shall be directed to [•], attention of [•]; and notices to the Parent shall be directed to [•], attention of [•].

SECTION 15.                     No Advisory or Fiduciary Relationship. Each of the Company, the Selling Shareholder and the Parent acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Selling Shareholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or the Selling Shareholder or the Parent, or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company, the Selling Shareholder or the Parent with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries, the Selling Shareholder or the Parent on other matters) and no Underwriter has any obligation to the Company, the Selling Shareholder or the Parent with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, the Selling Shareholder and the Parent and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company, the Selling Shareholder and the Parent have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 16.                     Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Shareholder and the Parent and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Selling Shareholder and the Parent and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Selling Shareholder and the Parent and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 17.                     Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Selling Shareholder, the Parent and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 18.                     GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 19.                     Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints [•] as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 20.                     Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 21.                     TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 22.                     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 23.                     Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, the Selling Shareholder and the Parent a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company, the Selling Shareholder and the Parent in accordance with its terms.

Very truly yours,

HANSON BUILDING PRODUCTS LIMITED

By
Name:
Title:

By
Name:
Title:

HEIDELBERGCEMENT BP LIMITED

By
Name:
Title:

By
Name:
Title:

HEIDELBERGCEMENT AG

By
Name:
Title:

By
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Authorized Signatory

BNP PARIBAS SECURITIES CORP.

By:
Authorized Signatory

DEUTSCHE BANK SECURITIES INC.

By:
Authorized Signatory

DEUTSCHE BANK SECURITIES INC.

By:
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The initial public offering price per share for the Securities shall be $[•].

The purchase price per share for the Securities to be paid by the several Underwriters shall be $[•], being an amount equal to the initial public offering price set forth above less $[•] per share, subject to adjustment in accordance with Section 3(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated
BNP Paribas Securities Corp.
Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
Commerz Markets LLC
Danske Markets
ING Financial Markets LLC
Mediobanca — Banca di Credito Finanziario S.p.A.
RB International Markets (USA) LLC
Skandinaviska Enskilda Banken (publ)
Standard Chartered Securities (Hong Kong) Limited

Total	[•]

Schedule A-1

SCHEDULE B-1

Pricing Terms

1.                                      The Selling Shareholder is selling [•] Ordinary Shares.

2.                                      The Selling Shareholder has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] Ordinary Shares.

3.                                      The initial public offering price per share for the Securities shall be $[•].

SCHEDULE B-2

Free Writing Prospectuses

[SPECIFY EACH ISSUER GENERAL USE FREE WRITING PROSPECTUS]

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Dr. Dominic von Achten

Mark D. Carpenter

David J. Clarke

Jim Claydon

Mark Conte

Edward Gretton

Stephen Harrison

Plamen Jordanoff

Dr. Lorenz Näger

Scott T. Szwejbka

Charlie L. Ward

Schedule C-1

Exhibit A

Exhibit B

Exhibit C

[FORM OF LOCK-UP AGREEMENT]

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

as Representatives of the several Underwriters

c/o                               Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
One Bryant Park
New York, New York 10036

BNP Paribas Securities Corp.
787 7th Avenue
New York, New York 10019

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Re:                             Proposed Public Offering by Hanson Building Products Limited

Dear Sirs:

The undersigned, a stockholder, officer and/or director of Hanson Building Products Limited, a Jersey public limited company (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp. and Deutsche Bank Securities Inc. (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, Heidelberg Cement BP Limited, a private company registered in England and Wales (the “Selling Shareholder”) and HeidelbergCement AG, a German Aktiengesellschaft (the “Parent”), providing for the public offering of ordinary shares of the Company, nominal value $0.01 per share (the “Ordinary Shares”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of the Representatives, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the

Exhibit C-1

Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise. The foregoing shall not apply to (i) the exercise of any option or warrant by the undersigned to acquire Ordinary Shares or conversion of any convertible securities into Ordinary Shares; provided, that any Ordinary Shares obtained in such exercise or conversion shall be subject to the terms of this lock-up agreement, and (ii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the transfer of Ordinary Shares; provided, such plan does not provide for any sale, disposition or transfer of Ordinary Shares during the 180-day restricted period or any extension thereof pursuant to this lock-up agreement; provided further, that any public filing, report or announcement of such plan is not required or voluntarily made. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (1) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, the Representatives will notify the Company of the impending release or waiver, and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release and no sale or other transfer may take place until after the expiration of such two business day period. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives

(i)                                     as a bona fide gift or gifts, or by will or intestate succession upon the death of the undersigned; or

(ii)                                  to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)                               to any investment fund or other entity controlled or managed by, or under the common control or management with, the undersigned,

provided that (1) the Representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Exchange Act, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers.

Furthermore, the undersigned may sell Ordinary Shares purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding the foregoing, if:

Exhibit C-2

(1)                                 during the last 17 days of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)                                 prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

Exhibit C-3

Exhibit D

[FORM OF PRESS RELEASE FOR LOCK-UP WAIVER/RELEASE]

Hanson Building Products Limited

[Date]

Hanson Building Products Limited (the “Company”) announced today that BofA Merrill Lynch, BNP Paribas Securities Corp. and Deutsche Bank Securities Inc., the joint book-running managers in the Company’s recent public sale of [•] ordinary shares, is [waiving] [releasing] a lock-up restriction with respect to [•] ordinary shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [date], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit D-1